UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Putnam ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Federal Street

Boston, MA 02110

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Franklin California Municipal Income ETF	NYSE Arca, Inc.	04-2786284
Franklin Massachusetts Municipal Income ETF	NYSE Arca, Inc.	04-6626127
Franklin Minnesota Municipal Income ETF	NYSE Arca, Inc.	04-6626128

Franklin Municipal High Yield ETF	NYSE Arca, Inc.	04-2883599

Franklin Municipal Income ETF	NYSE Arca, Inc.	04-6396109

Franklin New Jersey Municipal Income ETF	NYSE Arca, Inc.	04-3073948

Franklin New York Municipal Income ETF	NYSE Arca, Inc.	04-2794490

Franklin Ohio Municipal Income ETF	NYSE Arca, Inc.	04-6626129

Franklin Pennsylvania Municipal Income ETF	NYSE Arca, Inc.	04-3057637

Franklin Short-Term Municipal Income ETF	NYSE Arca, Inc.	46-1611103

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-253222

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the Franklin California Municipal Income ETF, Franklin Massachusetts Municipal Income ETF, Franklin Minnesota Municipal Income ETF, Franklin Municipal High Yield ETF, Franklin Municipal Income ETF, Franklin New Jersey Municipal Income ETF, Franklin New York Municipal Income ETF, Franklin Ohio Municipal Income ETF, Franklin Pennsylvania Municipal Income ETF and Franklin Short-Term Municipal Income ETF, each a series of Putnam ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 30 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-253222; 811-23643) filed on October 1, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item  2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on February  17, 2021.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on May 14, 2021.

3. Amended Schedule A to the Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to Post-Effective Amendment No. 30 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on October 1, 2025.

4. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 15 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on August 24, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 3rd day of October, 2025.

PUTNAM ETF TRUST
By:	/s/ Alexander V. Kymn
Name:	Alexander V. Kymn
Title:	Vice President and Chief Legal Officer